Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the On Deck Capital, Inc. 2014 Equity Incentive Plan, and On Deck Capital, Inc. 2014 Employee Stock Purchase Plan of our report dated March 2, 2017, with respect to the consolidated financial statements of On Deck Capital, Inc. included in its Annual Report (Form 1O-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
New York, New York
March 17, 2017